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                                                                   Exhibit 10.35

                   FIRST AMENDMENT TO COLLABORATION AGREEMENT

         This amendment (the "Amendment") is made effective as of the 27th day of September, 1996 by and between COR THERAPEUTICS, INC., a Delaware Corporation having its principal place of business at 236 East Grand Avenue, South San Francisco, California, U.S.A. 94080 ("COR") and ORTHO PHARMACEUTICAL CORPORATION, a Delaware Corporation having its principal place of business at U.S. Route 202, P.O. Box 300, Raritan, New Jersey, U.S.A. 08869-0692 ("Ortho"), each on behalf of itself and its Affiliates.

                                    RECITALS

         1. COR and Ortho entered into a Collaboration Agreement dated December 21, 1993 (the "Collaboration Agreement").

         2. Under Section 3.5 of the Collaboration Agreement, Ortho has a one time option to extend the Research Term for an additional two (2) years beyond the initial three (3) year term by giving notice to COR of exercise of such option at least ninety (90) days prior to the third anniversary of the Effective Date.

         3. The Parties now wish to amend certain terms under which the Research Term of the Collaboration Agreement may be extended.

                             ARTICLE 1.  AMENDMENTS

         1.1 All defined terms in the Collaboration Agreement shall have the same meaning in this Amendment as recited in the Collaboration Agreement, unless otherwise expressly recited herein.

         1.2 This Amendment shall serve as a notice under Section 3.5 of the Collaboration Agreement that Ortho exercises its option to extend the Research Term of the Collaboration Agreement for an additional two (2) years beyond the initial three (3) year Research Term.

         1.3 In paragraph 4.1, the sentence which reads, "In the event Ortho exercises its option to extend the Research Term for an additional two
(2) years pursuant to Section 3.5, Ortho shall pay to COR research fees of $2,500,000 on the third anniversary of the Effective Date and $2,500,000 on the fourth anniversary of the Effective Date," is deleted in its entirety and replaced with the following new sentence:

                 "In the event Ortho exercises its option to extend the Research Term for an additional two (2) years pursuant to
                 Section 3.5, Ortho shall pay to COR research fees of $2,400,000 on the third anniversary of the Effective Date."





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         1.4     Notwithstanding the provisions in Section 3.4, COR shall only be obligated to commit a total of [*]. Ortho's obligation to provide Scientific FTE support for the Research pursuant to Section 3.4 shall continue in full force and effect during the Research Term.

         1.5 A new Section 3.10 shall be added to Article 3 of the Collaboration Agreement as follows:

                 "3.10    ORTHO'S OPTION TO TERMINATE THE RESEARCH TERM.  Ortho
                 shall have the right to terminate the Research Term, without cause, upon the fourth anniversary of the Effective Date by giving notice to COR of such termination at least ninety (90) days prior to the fourth anniversary of the Effective Date.
                 If Ortho terminates the Research Term pursuant to this Section 3.10, Ortho shall not be entitled to a refund of any portion of the amount Ortho has paid to COR as research fees pursuant to Section 4.1."

         1.6 The definition of the term "Research Term" in Section 1.56 of the Collaboration Agreement shall be amended to read as follows:

                 "1.56     "RESEARCH TERM" means the period commencing on the
                 Effective Date and ending on the first to occur of (i) termination of this Agreement by either party under Section
                 15.2 or (ii) December 21, 1998 (or December 21, 1997, if Ortho exercises its right to terminate the Research Term without cause pursuant to Section 3.10). The Parties, however, may extend the Research Term beyond December 21, 1998 by mutual agreement."

         1.7 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         1.8 The Parties hereby agree to amend the Collaboration Agreement pursuant to Section 18.3 of the Collaboration Agreement on the foregoing terms. Except as expressly stated in this Amendment, the Parties' rights and obligations, including the obligations of Johnson & Johnson as a guarantor, under the Collaboration Agreement shall continue in full force and effect.


* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.










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         IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their proper officers as of the date and year first written above.




COR THERAPEUTICS, INC.                     ORTHO PHARMACEUTICAL
                                           CORPORATION

By: /s/                                    By: /s/
   ----------------------------------         ----------------------------------
            R. Lee Douglas                              Eric P. Milledge

Title:  V.P. Corporate Development         Title:  President
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